As filed with the Securities and Exchange Commission on August 12, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORASURE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-4370966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015
(Address of Principal Executive Offices)	(Zip Code)

ORASURE TECHNOLOGIES, INC. 2000 STOCK AWARD PLAN
(Full Title of the Plan)

Carrie Eglinton Manner
President and Chief Executive Officer
OraSure Technologies, Inc.
220 East First Street
Bethlehem, Pennsylvania 18015
(Name and address of agent for service)
(610) 882-1820
(Telephone number, including area code, of agent for service)
with a copy to: Rachael M. Bushey Justin Platt Goodwin Procter LLP One Commerce Square 2005 Market Street, 32nd Floor Philadelphia, PA 19103 (445) 207-7806
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 for OraSure Technologies, Inc. (the “Registrant”) is filed solely to reflect an increase of 3,000,000 shares of the Registrant’s common stock, par value $0.000001 per share (the “Common Stock”), reserved for the OraSure Technologies, Inc. 2000 Stock Award Plan, as amended and restated effective as of March 25, 2024 (the “Plan”). Currently, 10,168,183 shares of Common Stock are registered for issuance under the Plan. Upon the increase of shares as provided in this filing, 13,168,183 shares of Common Stock will be registered for issuance under the Plan. Except as noted below, in accordance with General Instruction E to Form S-8, the contents of  Registration Statement No. 333-50340 filed November 20, 2000, the Post Effective Amendments thereto filed on June 27, 2001 and February 14, 2002, Registration Statement No. 333-102235 filed December 27, 2002, Registration Statement No. 333-118385 filed August 20, 2004, Registration Statement No. 333-138814 filed November 17, 2006, Registration Statement No. 333-151077 filed May 21, 2008, Registration Statement No. 333-176315 filed August 15, 2011, Registration Statement No. 333-198237 filed August 19, 2014, Registration Statement No. 333-220148 filed August 24, 2017,  Registration Statement No. 333-248424 filed on August 26, 2020, Registration Statement No. 333-270861 filed on March 27, 2023 and Registration Statement No. 333-273731 filed on August 4, 2023 are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents of the Registrant, filed or to be filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:
(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 11, 2024;
(b)     The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 filed with the Commission on May 9, 2024, and for the quarter ended June 30, 2024 filed with the Commission on August 6, 2024;
(c)    The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 from the Registrant’s Definitive Proxy Statement on Form DEF 14A, filed with the Commission on April 3, 2024;
(d)    The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items), filed on January 4, 2024, April 12, 2024 and May 17, 2024;
(e)     The description of the Registrant’s Common Stock contained in Exhibit 4.1 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description; and
(f)     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

4.1	Certificate of Incorporation of OraSure Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-39210), filed June 14, 2000).

4.2
Certificate of Amendment to Certificate of Incorporation dated May 23, 2000 (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-39210), filed June 14, 2000).

4.3	Certificate of Amendment to Certificate of Incorporation dated May 16, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on May 17, 2024).

4.4
Second Amended and Restated Bylaws of OraSure Technologies, Inc., as of May 9, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on May 10, 2023).

4.5
Specimen certificate representing shares of OraSure Technologies, Inc. $.000001 par value Common Stock is incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-39210).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1	Amended and Restated OraSure Technologies, Inc. 2000 Stock Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on May 17, 2024).

107*	Filing Fee Table.

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethlehem, Commonwealth of Pennsylvania, on this 12th day of August 2024.

ORASURE TECHNOLOGIES, INC.

By:	/s/ Carrie Eglinton Manner
Name:	Carrie Eglinton Manner
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned officers and directors of OraSure Technologies, Inc., hereby severally constitute and appoint Carrie Eglinton Manner and Kenneth J. McGrath, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in such person’s name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Carrie Eglinton Manner	President, Chief Executive Officer and Director (principal executive officer)	August 12, 2024
Carrie Eglinton Manner

/s/ Kenneth J. McGrath	Chief Financial Officer (principal financial officer)	August 12, 2024
Kenneth J. McGrath

/s/ Michele Anthony	Senior Vice President, Controller & Chief Accounting Officer (principal accounting officer)	August 12, 2024
Michele Anthony

/s/ Mara G. Aspinall	Director	August 12, 2024
Mara G. Aspinall

/s/ Nancy J. Gagliano, M.D., MBA	Director	August 12, 2024
Nancy J. Gagliano, M.D., MBA

/s/ Lelio Marmora	Director	August 12, 2024
Lelio Marmora

/s/ Robert W. McMahon	Director	August 12, 2024
Robert W. McMahon

/s/ David J. Shulkin, M.D.	Director	August 12, 2024
David J. Shulkin, M.D.